• The fiscal year ended on a positive note as strong sales momentum and lower redemptions resulted in four consecutive quarters of improved net outflows, driven by international retail flows that were positive for the third consecutive quarter. • The number of our four- and five- star funds in the U.S. has tripled since last year led by U.S. equity and tax-free fixed income products. • During the year we made significant progress with a number of our key broker dealer partners, gaining placement of several flagship products, some for the first time, on a number of recommended lists and platforms. • Fiscal year financial results remained strong. For the year, the company generated operating income of $2.3 billion, an operating margin of 35.4%, and net income was $1.7 billion. • The company continued its track record of shareholder friendly capital management, returning over $1.2 billion during the fiscal year through dividends and repurchases, which represents 71% of net income. Diluted average shares outstanding declined by about 4% on a net basis. • We continued to build out our global ETF platform and expanded our product line in the quarter to include options for European clients, bringing the total active and smart beta ETFs to 21 globally. FRANKLIN RESOURCES, INC. Executive Quarterly Earnings Commentary Preliminary Fourth Quarter and Fiscal Year Results October 26, 2017 Highlights Investment Performance 2 Assets Under Management and Flows 3-4 Flows by Investment Objective 5-7 Financial Results 8 Operating Revenues and Expenses 9-10 Other Income and Taxes 10 Capital Management 11-12 Appendix 13 Greg Johnson Chairman of the Board Chief Executive Officer Kenneth A. Lewis Executive Vice President Chief Financial Officer Conference Call Details: Johnson and Lewis will lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13671688, after 2:00 p.m. Eastern Time on October 26, 2017 through November 26, 2017. Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or written commentary. Contents Page(s) Exhibit 99.2

Fourth Quarter and Fiscal Year Executive Commentary Unaudited Investment Performance Long-term relative investment performance rankings of our U.S. and cross-border mutual funds, as of September 30th, were generally consistent with what was reported last quarter. Importantly, the investment performance of our largest ten mutual funds remains strong with relative performance that exceeds that of the aggregate weighted average shown above. Performance of our Global Macro group remains particularly strong, with top quartile performance over most time periods. Franklin Income fund, which accounts for 17% of long-term total assets, continued to pressure three- and five-year performance, however, the fund was just on the cusp of the second quartile (51st percentile) for the five-year period. Additionally, if near term outperformance of the fund continues, we are likely to see improvement in the fund’s three- year track record as past periods of underperformance begin to roll off next quarter. Short-term relative investment performance for the one-year period was a bit lower, due mostly to a few global equity funds which tend to underperform in bull markets due to their value approach. 2 Percentage of Total Long-Term Assets ($496 billion) in the Top Two Peer Group Quartiles1 1. The peer group rankings are sourced from either Lipper, a Thomson Reuters Company or Morningstar, as the case may be, and are based on an absolute ranking of returns as of September 30, 2017. Lipper rankings for Franklin Templeton U.S.-registered long-term mutual funds are based on Class A shares and do not include sales charges. Franklin Templeton U.S.-registered long-term funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Morningstar rankings for Franklin Templeton cross-border long-term mutual funds are based on primary share classes and do not include sales charges. Performance rankings for other share classes may differ. Results may have been different if these or other factors had been considered. The figures in the table are based on data available from Lipper as of October 6, 2017 and Morningstar as of October 9, 2017 and are subject to revision. © 2017 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Performance quoted above represents past performance, which cannot predict or guarantee future results. All investments involve risks, including loss of principal. Greg Johnson, Chairman and CEO 3-Year 5-Year 10-Year Equity & Multi-Asset/Balanced- $292 billion Fixed Income - $204 billion 1-Year 75% 58% 42% 50% 78% 57% 37% 43% 59% 49% 59% 82%

Greg Johnson, Chairman and CEO
Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Assets Under Management and Flows

Simple Monthly Average vs. End of Period

(in US$ billions, for the three months ended)


736 733
723 720
732 740
742 743
749 753
9/16
12/16
3/17
6/17
9/17
Average AUM
Ending AUM

Assets under management ended the year at $753 billion, 3% above the prior year, and average assets for the quarter continue to trend upward at $749 billion.

The change in assets under management was attributable to net market change and improving flow trends. Total long-term sales were up 10% for the fiscal year and 21% from the same quarter a year ago. Redemptions similarly improved, down 9% for the full year and 16% from same quarter a year ago.

Net Market Change and Other

(In US$ billions, for the three months ended)


18.9
1.1
31.0
10.1
16.3
9/16
12/16
3/17
6/17
9/17

Long-Term Flows

(In US$ billions, for the three months ended)


22.7
24.5
30.5
29.8
27.5
(17.7)
(14.4)
(11.0)
(7.3)
(5.9)
(44.6)
(46.7)
(44.5)
(41.1)
(37.4)
9/16
12/16
3/17
6/17
9/17
Long-Term Sales
Long-Term Redemptions
Net Flows¹

1. Net flows are defined as long-term sales less long-term redemptions plus long-term net exchanges and long-term reinvested distributions.

3

Greg Johnson, Chairman and CEO
Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Long-Term Flows: International[1]

(In US$ billions, for the three months ended)


7.7
2.5
(6.2)
(11.5)
8.5
2.1
(3.3)
(11.8)
12.0
2.9
(6.0)
(11.6)
12.5
2.4
(6.3)
(11.3)
12.4
3.2
(3.5)
(11.2)
9/16
12/16
3/17
6/17
9/17
Retail Long-Term Sales
Retail Long-Term Redemptions
Institutional Long-Term Sales
Institutional Long-Term Redemptions

Long-Term Flows: United States[1]

(In US$ billions, for the three months ended)


10.3
2.0
(5.6)
(20.9)
10.9
2.1
(5.2)
(25.9)
12.4
2.9
(5.8)
(20.7)
11.6
2.5
(5.6)
(17.1)
9.6
2.0
(5.9)
(16.0)
9/16
12/16
3/17
6/17
9/17
Retail Long-Term Sales
Retail Long-Term Redemptions
Institutional Long-Term Sales
Institutional Long-Term Redemptions

The improvement in flows was most pronounced in the international institutional channel, where the combination of a 44% decline in redemptions and a notable improvement in sales led to nearly breakeven flows. In fact, sales in this channel were at the highest level in nearly two years.

Our U.S. institutional business continues to face headwinds as Templeton Global Equity, which has historically been a big driver of sales in this channel, has not seen as strong of a demand.

The decline in redemptions was also evident in the retail channel this quarter, with retail product redemptions at the lowest levels since the third quarter of 2010.

Internationally, the retail business sustained recent momentum and generated positive net inflows for the third consecutive quarter. Sales and redemptions both declined slightly, and flows were essentially flat, as demand from a number of sales regions in this channel continued.

We had particular success in the Asia Pacific region, as sustained performance improvements in core strategies, additional share class offerings, and strong promotion of our brand in Asia resulted in improved flows.

There has also been a pickup in the number of funds approved on platforms across many of the global financial institutions that we partner with, and we are actively working to get more key funds approved on their recommended lists, with a focus on Franklin K2, Templeton Global Macro, and Templeton Emerging Markets products.

In the U.S., however, slower sales more than offset the improvement in redemptions.

Uncertainty around the implementation of the Department of Labor's Fiduciary Rule continues to weigh on sales. Additionally, U.S. retail sales were at a thirteen year low in September and we suspect hurricanes Harvey and Irma were a factor as we did see significant declines coming from Florida, Houston and other southeast territories.

Flows in the insurance channel continue to stabilize, with redemptions at the lowest level in nearly a decade and some positive sales momentum with our first win in the rapidly growing fixed index annuity market this quarter.

1. Graphs do not include high net-worth client flows.

4

Greg Johnson, Chairman and CEO

Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Flows by Investment Objective

Global/ International Equity

(in US$ billions, for the three months ended)


4.9
5.9
6.9
6.5
5.4
(7.7)
(2.9)
(6.7)
(6.2)
(5.0)
(13.2)
(10.7)
(13.8)
(12.9)
(11.0)
9/16
12/16
3/17
6/17
9/17

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	12%	10%
Redemptions	25%	21%

Long-Term Sales   Long-Term Redemptions   Net Flows[2]

Looking now at flows by investment objective, global equity outflows across the firm improved again this quarter, as institutional redemptions from international clients declined and we saw increased demand for certain emerging markets equity products from our retail clients, but this was offset by lower sales into Mutual Global Discovery and Templeton Foreign funds due to their value investment approach.

Global / International Fixed Income

(in US$ billions, for the three months ended)


6.3
6.1
9.0
11.2
11.9
2.6
3.8
(7.5)
(7.5)
(2.0)
(14.5)
(14.2)
(11.6)
(9.5)
(9.0)
9/16
12/16
3/17
6/17
9/17

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	21%	30%
Redemptions	31%	23%

Long-Term Sales   Long-Term Redemptions   Net Flows[2]

Global international fixed income net inflows continue to gain traction and were $3.8 billion this quarter, due to both higher sales and lower redemptions. The Templeton Emerging Markets bond fund continues to be the main driver of flows here but net flows improved again across many funds within the category, including the flagship U.S. Templeton Global Bond and cross-border Templeton Global Total Return funds, which were both in positive territory this quarter.

We anticipate a portfolio allocation change by a key distributor to occur this month, which is expected to result in a redemption of about $850 million from Templeton Global Bond.

1. Sales and redemptions as a percentage of beginning assets under management are annualized.
2. Net flows are defined as long-term sales less long-term redemptions plus long-term net exchanges and long-term reinvested distributions.

5

Greg Johnson, Chairman and CEO

Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

U.S. Equity

(in US$ billions, for the three months ended)


3.5
3.7
4.3
3.6
3.1
(2.1)
(0.5)
(1.9)
(1.9)
(1.8)
(6.4)
(7.5)
(6.4)
(5.9)
(5.6)
9/16
12/16
3/17
6/17
9/17
Long-Term Sales
Long-Term Redemptions
Net Flows2

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	15%	12%
Redemptions	25%	21%

Multi-Asset/Balanced

(In US$ billions, for the three months ended)


2.8
4.0
4.2
4.6
4.0
(1.1)
(1.2)
(0.5)
(0.6)
(1.1)
(5.0)
(6.7)
(6.0)
(6.8)
(6.2)
9/16
12/16
3/17
6/17
9/17
Long-Term Sales
Long-Term Redemptions
Net Flows2

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	11%	11%
Redemptions	18%	18%

U.S. equity outflows were essentially flat for the third consecutive quarter at about $2 billion as a decline in redemptions was offset by a similar decline in sales. However, there has been strong demand for some of the largest funds in the category with excellent relative performance, notably Franklin Growth and Franklin Dynatech funds, which broke sales records this fiscal year.

Multi-asset/balanced outflows increased and were about $1 billion this quarter. Franklin Income fund was the main driver as the fund was downgraded to three stars by Morningstar last quarter, where it remained through the fourth quarter. While sales were down, redemptions in the fund were essentially flat. Cross-border Franklin K2 Alternative Strategies fund continued to see strong demand and generated net inflows for the quarter.

1. Sales and redemptions as a percentage of beginning assets under management are annualized.
2. Net flows are defined as long-term sales less long-term redemptions plus long-term net exchanges and long-term reinvested distributions.

6

Greg Johnson, Chairman and CEO
Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Tax-Free Fixed Income

(In US$ billions, for the three months ended)


2.6
2.2
1.9
1.7
1.6
1.1
(1.5)
(0.4)
(0.7)
(0.1)
(2.1)
(3.7)
(2.8)
(2.9)
(2.2)
9/16
12/16
3/17
6/17
9/17
Long-Term Sales
Long-Term Redemptions
Net Flows2

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	11%	9%
Redemptions	16%	12%

Tax-free fixed income net flows nearly broke even this quarter, due primarily to lower redemptions, as sales were essentially flat. Franklin High Yield Tax-Free Income fund saw the most improvement with a significant drop in redemptions this quarter and several intermediate term funds also had improved flows.

Our funds' investments in Puerto Rico have drawn some press attention lately, but our municipal bond team's exposure to the region is relatively immaterial, only representing roughly 2% of total municipal bond assets.

Taxable U.S. Fixed Income

(In US$ millions for the three months ended)


2.6
2.6
4.2
2.2
1.5
(0.4)
(0.8)
0.5
(0.5)
(1.7)
(3.4)
(3.9)
(3.9)
(3.1)
(3.4)
9/16
12/16
3/17
6/17
9/17
Long-Term Sales
Long-Term Redemptions
Net Flows2

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	22%	12%
Redemptions	27%	26%

Taxable U.S fixed income was one of the areas that did not experience an improvement in flows this quarter, due to lower demand for floating rate strategies.

Redemptions from high yield also weighed on flows, but we've seen a strong rebound in performance of many of our high yield strategies, as commodities have rebounded, which hopefully bodes well for future flows.

1. Sales and redemptions as a percentage of beginning assets under management are annualized.
2. Net flows are defined as long-term sales less long-term redemptions plus long-term net exchanges and long-term reinvested distributions.

7

Ken Lewis, CFO
Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Financial Results (in US$ millions, for the three months ended)

Annual Operating and Net Income[1]


2,921
3,221
3,028
2,366
2,264
2,150
2,384
2,035
1,727
1,697
9/13
9/14
9/15
9/16
9/17
Operating Income
Net Income[1]

Annual Diluted Earnings Per Share


$3.37
$3.79
$3.29
$2.94
$3.01
9/13
9/14
9/15
9/16
9/17

For the fiscal year, operating income was approximately $2.3 billion, a decrease of roughly 4% from the previous year. The benefits of cost saving initiatives that were put in place in 2016 partially offset lower revenue. Net income was $1.7 billion, a decrease of only 2% due to higher investment and other income.

Earnings per share, on the other hand, increased by 2% as a result of the repurchase of 19.1 million shares during the fiscal year period.

Quarterly Operating and Net Income[1]


579
587
556
564
558
472
440
421
411
425
9/16
12/16
3/17
6/17
9/17
Operating Income
Net Income[1]

Quarterly Diluted Earnings Per Share


$0.82
$0.77
$0.74
$0.73
$0.76
9/16
12/16
3/17
6/17
9/17

Fourth quarter financial results continued to be strong with operating income of $558 million, a slight decrease from last quarter due to the expected uptick in expenses.

Net income was $425 million and diluted earnings per share was $0.76. Both saw an increase of 4% during the quarter, as investment and other income increased, and average shares outstanding was down modestly.

1. Net income attributable to Franklin Resources, Inc.

8

Ken Lewis, CFO

Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Operating Revenues and Expenses (in US$ millions, for the three months ended)

	Sep-17	Jun-17	Sep-17 vs. Jun-17	Mar-17	Dec-16	Sep-16	Sep-17 vs. Sep-16
Investment management fees	$ 1,109.8	$ 1,097.0	1%	$ 1,089.2	$ 1,063.2	$ 1,096.3	1%
Sales and distribution fees	421.8	433.3	(3%)	431.2	419.3	440.8	(4%)
Shareholder servicing fees	56.0	56.7	(1%)	56.4	56.6	58.4	(4%)
Other	29.3	26.9	9%	23.8	21.7	16.3	80%
Total Operating Revenues	**$ 1,616.9**	**$ 1,613.9**	**0%**	**$ 1,600.6**	**$ 1,560.8**	**$ 1,611.8**	**0%**

Total revenues for the quarter were $1.6 billion, essentially flat compared with the previous and year ago quarters.

Investment management fees increased 1% this quarter, due to higher average assets under management and the additional day in the quarter. This was partially offset by lower performance fees, which were $1.3 million.

Sales and distribution fees decreased 3%, despite higher average assets under management, due to a slowing of commissionable sales, particularly in the U.S. As summarized in the appendix, asset-based fees increased 2% and were more than offset by the 18% decrease in sales based fees.

Shareholder servicing fees were down marginally, and other revenue was $29 million, with the increase almost entirely attributable to dividend and interest income from consolidated sponsored investment products.

	Sep-17	Jun-17	Sep-17 vs. Jun-17	Mar-17	Dec-16	Sep-16	Sep-17 vs. Sep-16
Sales, distribution and marketing	$ 534.9	$ 541.2	(1%)	$ 534.8	$ 520.0	$ 536.2	(0%)
Compensation and benefits	336.1	342.7	(2%)	343.4	311.5	317.2	6%
Information systems and technology	60.0	54.1	11%	54.0	51.7	56.0	7%
Occupancy	33.0	30.2	9%	29.0	29.1	37.3	(12%)
General, administrative and other	95.2	81.5	17%	83.9	61.6	85.7	11%
Total Operating Expenses	**$ 1,059.2**	**$ 1,049.7**	**1%**	**$ 1,045.1**	**$ 973.9**	**$ 1,032.4**	**3%**

Sales, distribution and marketing expense was $535 million, down slightly over the prior quarter due mostly to a decline in commissionable sales that outpaced the decline in total long-term retail sales. This was partially offset by the impact of higher non-US assets and a longer quarter on the asset based component.

As expected, compensation and benefits expense was $336 million this quarter, a decrease of about 2% due mostly to lower variable compensation.

Information systems and technology expense increased 11% and was $60 million this quarter. As a reminder, we typically see fourth quarter seasonal increases in this line.

General, administrative and other expense was $95 million this quarter due mostly to a number of seasonally higher expenses that impact this line item, but this was a little higher than expected due to some one-time items in the quarter.

In the current fiscal year, we are planning to execute on a number of strategic initiatives to further enhance our investment performance and global distribution capabilities, introduce some new products and services to the marketplace (including expanding our ETF footprint in US, Europe and Canada) and maintain the infrastructure needed to support these investments. We will be measured in our approach and may make additional investments to capture momentum where we see success.

Our thoughts today are that these initiatives could lead to an increase in year over year operating expense, excluding sales, distribution and marketing expense, of about 3-5%. It is difficult to be more precise as the expenses are likely to be phased in over the year. Due to seasonality, it is reasonable to expect expenses to decline next quarter.

9

Ken Lewis, CFO
Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Operating Margin (%) vs. Average AUM

(in US$ billions for the fiscal year ended)


33.3%
34.8%
28.7%
33.5%
37.3%
35.4%
36.6%
37.9%
38.1%
35.7%
35.4%
582
605
442
571
694
706
808
888
870
749
737
9/07
9/08
9/09
9/10
9/11
9/12
9/13
9/14
9/15
9/16
9/17
Average AUM: 2.4% CAGR
Operating Income[1]: 0.9% CAGR
Operating Margin
Average AUM

	9/07	9/08	9/09	9/10	9/11	9/12	9/13	9/14	9/15	9/16	9/17
Fiscal Year Operating Income (in US$ millions)	2,068	2,099	1,203	1,959	2,660	2,515	2,921	3,221	3,028	2,366	2,264

Profitability remains strong with an operating margin of 35.4% for the fiscal year. However, a decline in revenues driven by lower average assets under management slightly outpaced the overall decline in expenses which caused some modest contraction from the prior year.

Other Income and Taxes

Other Income

(In US$ millions, for the three months ended)


30.5
19.5
0.1
0.7
(12.7)
(3.0)
65.6
100.7
VALUE
57.9
Dividend and interest income
Equity method investments
Available-for-sale investments
Trading investments
Interest expense
Foreign exchange and other
Consolidated sponsored investment products (SIPs)
Total other income
Noncontrolling interests[2]
Other income, net of noncontrolling interests

Other income, net of noncontrolling interests, was $58 million this quarter. Higher dividend and interest income combined with lower unrealized foreign exchange losses drove the increase from the prior quarter.

The fiscal year tax rate of 29.8% was lower than expected, due mostly to an increase in net income attributable to noncontrolling interests this quarter, and a shift in the earnings mix towards lower tax jurisdictions.

1. CAGR is the compound average annual growth rate over the trailing 10-year period.
2. Reflects the portion of noncontrolling interests, attributable to third-party investors, related to consolidated SIPs included in Other income

10

11 1. U.S. asset managers include AB, AMG, APAM, APO, ARES, BLK, BX, CG, CLMS, CNS, EV, FIG, FII, GBL, IVZ, KKR, LM, MN, OAK, OMAM, OZM, PZN, TROW, VRTS, WDR and WETF. Source: Thomson Reuters and company reports.  BEN  U.S. Asset Managers Average (ex-BEN)2 Change in Ending Shares Outstanding U.S. Asset Managers (ex- BEN)2: 1.9% Compound Annual Dilution BEN: 2.7% Compound Annual Accretion Capital Management Ken Lewis, CFO Fourth Quarter and Fiscal Year Executive Commentary Unaudited -20% -15% -10% -5% 0% 5% 10% 15% 20% 9/12 3/13 9/13 3/14 9/14 3/15 9/15 3/16 9/16 3/17 9/17 168 175 167 262 256 327 337 404 500 218 190 151 178 129 179 137 265 105 23 98 99 $0 $10 $20 $30 $40 $50 $60 9/173/179/163/169/153/159/143/149/133/139/12 Special Cash Dividends per Share Declared: Dec-14: $0.50 Nov-12: $1.00 Share Repurchases (US$ millions) vs. Average BEN Price  BEN Average Price for the Period Special Cash Dividend Declared Share Repurchase Amount During the quarter, we repurchased an additional 3.9 million shares, bringing total repurchases for the full fiscal year to 19.1 million shares; far exceeding total issuance and decreasing shares outstanding by 2.7%.

Ken Lewis, CFO
Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Trailing 12 Months Share Repurchases and Dividends[1]

(US$ millions and percentage of net income)


1,745
1,608
1,444
1,300
1,220
77%
69%
57%
49%
45%
24%
25%
24%
25%
26%
9/16
12/16
3/17
6/17
9/17
Dividends
Share Repurchases

Cumulatively in fiscal year 2017, we returned approximately $770 million to shareholders via repurchases and $450 million through the regular quarterly dividend of $0.20 per share. This combined for a total payout ratio of 71% of total net income for the full year.

In September, $300 million of outstanding debt was repaid at maturity, decreasing total debt outstanding to about $1 billion.

We are currently optimistic that U.S. tax reform will be implemented, and this factored into our decision to not refinance this maturity.

1. The chart above illustrates the amount of share repurchases and dividends over the trailing 12 months, for the period ended. Dividend payout is calculated as dividend amount declared divided by net income attributable to Franklin Resources, Inc. for the trailing 12-month period. Repurchase payout is calculated as stock repurchase amount divided by net income attributable to Franklin Resources, Inc. for the trailing 12-month period.

12

Ken Lewis, CFO

Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Appendix

Mix of Ending Assets Under Management

(as of September 30, 2017)


1%
42%
2%
4%
67%
12%
38%
15%
19%

Investment Objective (U.S.$ billions)		Sep-17
Equity	$	317.0
Multi Asset/Balanced		143.3
Fixed Income		286.6
Cash Management		6.3
Total	**$**	**753.2**

Sales Region (US$ billions)		Sep-17
United States	$	501.0
Europe, the Middle East and Africa		108.7
Asia-Pacific		92.9
Canada		32.4
Latin America		18.2
Total	**$**	**753.2**

Net Cash and Investments[1] (US$ billions)


7.3
6.5
0.8
9.2
7.4
1.8
9.6
7.9
1.7
9.7
8.5
1.2
10.4
9.1
1.3
FYE-9/13
FYE-9/14
FYE-9/15
FYE-9/16
FYE-9/17
U.S. Net Cash and Investments
Non-U.S. Net Cash and Investments

1. Net Cash and investments consist of Franklin Resources, Inc. cash and investments (including only direct investments in consolidated SIPs), net of debt and deposits.

13

Ken Lewis, CFO

Fourth Quarter and Fiscal Year Executive Commentary
Unaudited

Appendix (continued)

Sales and Distribution Summary

(in US$ millions, for the three months ended)

	Sep-17	Jun-17	Change	% Change
Asset-based fees	$ 339.9	$ 334.7	5.2	2%
Asset-based expenses	(441.5)	(432.9)	(8.6)	2%
Asset-based fees, net	**$ (101.6)**	**$ (98.2)**	**$ (3.4)**	**3%**
Sales-based fees	79.0	96.4	(17.4)	(18%)
Contingent sales charges	2.9	2.2	0.7	32%
Sales-based expenses	(74.3)	(89.8)	15.5	(17%)
Sales-based fees, net	**$ 7.6**	**$ 8.8**	**$ (1.2)**	**(14%)**
Amortization of deferred sales commissions	(19.1)	(18.5)	(0.6)	3%
Sales and Distribution Fees, Net	**$ (113.1)**	**$ (107.9)**	**$ (5.2)**	**5%**

Consolidated SIPs Related Adjustments

(in US$ millions, for the three and nine months ended)

	Sep-17	FY Sep-17
Operating Revenues	$ 16.9	$ 56.6
Operating Expenses	7.6	22.5
Operating Income	**9.3**	**34.1**
Investment Income	(24.8)	(55.6)
Interest Expense	(0.7)	(3.0)
Consolidated SIPs	65.6	118.2
Other Income	**40.1**	**59.6**
Net Income	**49.4**	**93.7**
Less: net income attributable to noncontrolling interests	48.6	88.8
Net Income Attributable to Franklin Resources, Inc.	**$ 0.8**	**$ 4.9**

This table summarizes the impact of consolidated SIPs on the Company's reported U.S. GAAP financial results.

14

The financial results in this commentary are preliminary. Statements in this commentary regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this commentary, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate”, “preliminary” or other similar words are forward-looking statements. Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and Franklin’s subsequent Quarterly Reports on Form 10-Q: • Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results. • The amount and mix of our assets under management (“AUM”) are subject to significant fluctuations. • We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies and legal interpretations. • Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations. • Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations. • Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity. • Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation. • Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income. • We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries. • We depend on key personnel and our financial performance could be negatively affected by the loss of their services. • Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income. • Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth. • Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas. • Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income. • Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation. • Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations. • Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability. • Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results. 15 Forward-Looking Statements

16 Investor Relations Contacts Brian Sevilla +1 (650) 312-3326 Forward-Looking Statements (continued) • Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness. • We are dependent on the earnings of our subsidiaries. Any forward-looking statement made by us in this commentary speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. The information in this commentary is provided solely in connection with this commentary, and is not directed toward existing or potential investment advisory clients or fund shareholders.